Exhibit 99.1

EARNINGS RELEASE FOR THE QUARTER SEPTEMBER 30, 2022

FOX REPORTS FIRST QUARTER FISCAL 2023

REVENUES OF $3.19 BILLION

NEW YORK, NY, November 1, 2022 – Fox Corporation (Nasdaq: FOXA, FOX) (“FOX” or the “Company”) today reported financial results for the three months ended September 30, 2022.

The Company reported total quarterly revenues of $3.19 billion, a 5% increase from the $3.05 billion reported in the prior year quarter. Affiliate revenues increased 3% led by 6% growth at the Television segment. Advertising revenues increased 8%, primarily due to higher political advertising revenues at the FOX Television Stations, continued strength in pricing across the Company’s news and sports brands, and continued growth at TUBI. Other revenues increased 5%, primarily due to higher FOX Nation subscription revenues and the impact of the consolidation of entertainment production companies at the Television segment.

The Company reported quarterly net income of $613 million as compared to the $708 million reported in the prior year quarter. The change in net income was primarily due to higher gains recognized in Other, net in the prior year quarter. Net Income attributable to Fox Corporation stockholders was $605 million ($1.10 per share) as compared to the $701 million ($1.21 per share) reported in the prior year quarter. Adjusted net income attributable to Fox Corporation stockholders1 was $670 million ($1.21 per share), an increase of $28 million ($0.10 per share) from the $642 million ($1.11 per share) reported in the prior year quarter.

Quarterly Adjusted EBITDA2 was $1.09 billion, a 3% increase from the $1.06 billion reported in the prior year quarter, as the revenue increases noted above were partially offset by higher expenses. The increase in expenses primarily reflects increased digital investment at FOX News Media and TUBI and higher programming rights amortization at FOX Sports.

Commenting on the results, Executive Chair and Chief Executive Officer Lachlan Murdoch said:

“Once again FOX delivered solid operational and financial results in our fiscal first quarter. These results demonstrate the continued strength of our established businesses along with the momentum across our digital portfolio. It is a strong start to what promises to be a notable fiscal year of prominent scheduled events across the company underscoring the importance of our live and event programming to viewers. While we are mindful of current macroeconomic conditions, the durability of our brands and FOX’s ability to deliver audiences at scale position us well to navigate this uncertainty while continuing to create value for our shareholders.”

[1]

Excludes net income effects of Impairment and restructuring charges, adjustments to Equity (losses) earnings of affiliates, Other, net and tax provision adjustments. See Note 1 for a description of adjusted net income and adjusted earnings per share attributable to Fox Corporation stockholders, which are considered non-GAAP financial measures, and a reconciliation of reported net income and earnings per share attributable to Fox Corporation stockholders to adjusted net income and adjusted earnings per share attributable to Fox Corporation stockholders.

[2]	Adjusted EBITDA is considered a non-GAAP financial measure. See Note 2 for a description of Adjusted EBITDA and a reconciliation of net income to Adjusted EBITDA.

EARNINGS RELEASE FOR THE QUARTER SEPTEMBER 30, 2022

REVIEW OF OPERATING RESULTS

	Three Months Ended September 30,
	2022	2021

	$ Millions
Revenues by Component:

Affiliate fee	$1,711	$1,667
Advertising	1,220	1,130
Other	261	248

Total revenues	$3,192	$3,045

Segment Revenues:

Cable Network Programming	$1,431	$1,416
Television	1,714	1,581
Other, Corporate and Eliminations	47	48

Total revenues	$3,192	$3,045

Adjusted EBITDA:

Cable Network Programming	$742	$774
Television	409	359
Other, Corporate and Eliminations	(59)	(69)

Adjusted EBITDA[3]	$1,092	$1,064

Depreciation and amortization:

Cable Network Programming	$17	$10
Television	29	26
Other, Corporate and Eliminations	53	43

Total depreciation and amortization	$99	$79

[3]	Adjusted EBITDA is considered a non-GAAP financial measure. See Note 2 for a description of Adjusted EBITDA and a reconciliation of net income to Adjusted EBITDA.

EARNINGS RELEASE FOR THE QUARTER SEPTEMBER 30, 2022

CABLE NETWORK PROGRAMMING

	Three Months Ended September 30,
	2022	2021

	$ Millions
Revenues
Affiliate fee	$1,029	$1,026
Advertising	316	311
Other	86	79

Total revenues	1,431	1,416
Operating expenses	(564)	(523)
Selling, general and administrative	(129)	(124)
Amortization of cable distribution investments	4	5

Segment EBITDA	$742	$774

Cable Network Programming reported quarterly segment revenues of $1.43 billion, an increase of $15 million or 1% from the amount reported in the prior year quarter. Affiliate fee revenues increased $3 million, primarily due to contractual price increases, partially offset by the impact of net subscriber declines. Advertising revenues increased $5 million or 2% led by FOX News Media, where continued strength in linear pricing was partially offset by lower ratings and lower digital advertising revenues. In addition, advertising revenues associated with the national sports networks were lower in the quarter due to the absence of prior year international soccer matches. Other revenues increased $7 million or 9%, primarily due to higher FOX Nation subscription revenues.

Cable Network Programming reported quarterly segment EBITDA of $742 million as compared to $774 million in the prior year quarter, as the revenue increases noted above were more than offset by higher expenses. The increase in expenses primarily reflects increased digital investment and higher costs associated with breaking news coverage at FOX News Media.

EARNINGS RELEASE FOR THE QUARTER SEPTEMBER 30, 2022

TELEVISION

	Three Months Ended September 30,
	2022	2021

	$ Millions
Revenues
Advertising	$905	$819
Affiliate fee	682	641
Other	127	121

Total revenues	1,714	1,581
Operating expenses	(1,071)	(1,026)
Selling, general and administrative	(234)	(196)

Segment EBITDA	$409	$359

Television reported quarterly segment revenues of $1.71 billion, an increase of $133 million or 8% from the amount reported in the prior year quarter. Advertising revenues increased $86 million or 11%, primarily due to higher political advertising revenues at the FOX Television Stations, continued growth at TUBI and continued strength in pricing, partially offset by lower ratings, at the FOX Network. The FOX Network also benefitted from additional MLB broadcasts in the current year quarter. Affiliate fee revenues increased $41 million or 6%, driven by increases in fees from third-party FOX affiliates and higher average rates, partially offset by the impact of net subscriber declines, at the Company’s owned and operated television stations. Other revenues increased $6 million or 5%, primarily due to the impact of the consolidation of TMZ and entertainment production companies at FOX Entertainment.

Television reported quarterly segment EBITDA of $409 million, an increase of $50 million or 14% from the prior year quarter, as the revenue increases noted above were partially offset by higher expenses. The increase in expenses primarily reflects increased digital investment at TUBI and higher programming rights amortization at FOX Sports, partially offset by lower costs at FOX Entertainment.

EARNINGS RELEASE FOR THE QUARTER SEPTEMBER 30, 2022

SHARE REPURCHASE PROGRAM

The Company has authorized a $4 billion stock repurchase program. To date, the Company has repurchased $2.0 billion of its Class A common stock and $860 million of its Class B common stock.

POTENTIAL COMBINATION WITH NEWS CORPORATION

On October 14, 2022, the Company announced that its Board of Directors (the “Board”) has formed a special committee composed of independent members of the Board (the “Special Committee”) to begin exploring a potential combination with News Corporation. The Special Committee has not made any determination at this time, and there can be no certainty that the Company will engage in such a transaction.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “may,” “will,” “should,” “likely,” “anticipates,” “expects,” “intends,” “plans,” “projects,” “believes,” “estimates,” “outlook” and similar expressions are used to identify these forward-looking statements. These statements, including those regarding the exploration of a potential combination with News Corporation, are based on management’s current expectations and beliefs and are subject to uncertainty and changes in circumstances. Actual results may vary materially from those expressed or implied by the statements in this press release due to changes in economic, business, competitive, technological, strategic and/or regulatory factors and other factors affecting the operation of the Company’s businesses, including the impact of COVID-19 and other widespread health emergencies or pandemics and measures to contain their spread. More detailed information about these factors is contained in the documents the Company has filed with or furnished to the Securities and Exchange Commission (the “SEC”), including the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2022 filed with the SEC on August 12, 2022, and subsequent Quarterly Reports on Form 10-Q.

Statements in this press release speak only as of the date they were made, and the Company undertakes no duty to update or release any revisions to any forward-looking statement made in this press release or to report any events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events or to conform such statements to actual results or changes in the Company’s expectations, except as required by law.

To access a copy of this press release through the Internet, access Fox Corporation’s corporate website located at http://www.foxcorporation.com.

CONTACTS

Gabrielle Brown, Investor Relations	Brian Nick, Press Inquiries
212-852-7720	310-369-3545

Dan Carey, Investor Relations	Lauren Townsend, Press Inquiries
212-852-7955	310-369-2729

EARNINGS RELEASE FOR THE QUARTER SEPTEMBER 30, 2022

CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended September 30,
	2022	2021

	$ Millions, except per share amounts
Revenues	$3,192	$3,045

Operating expenses	(1,656)	(1,571)
Selling, general and administrative	(448)	(415)
Depreciation and amortization	(99)	(79)
Interest expense, net	(68)	(97)
Other, net[4]	(76)	69

Income before income tax expense	845	952
Income tax expense	(232)	(244)

Net income	613	708

Less: Net income attributable to noncontrolling interests	(8)	(7)

Net income attributable to Fox Corporation stockholders	$605	$701

Weighted average shares:	552	578

Net income attributable to Fox Corporation stockholders per share:	$1.10	$1.21

[4]	Other, net presented above includes Equity losses of affiliates.

EARNINGS RELEASE FOR THE QUARTER SEPTEMBER 30, 2022

CONSOLIDATED BALANCE SHEETS

	September 30, 2022	June 30, 2022

	$ Millions
Assets:
Current assets:
Cash and cash equivalents	$4,950	$5,200
Receivables, net	2,268	2,128
Inventories, net	1,020	791
Other	257	162

Total current assets	8,495	8,281

Non-current assets:
Property, plant and equipment, net	1,681	1,682
Intangible assets, net	3,135	3,157
Goodwill	3,550	3,554
Deferred tax assets	3,334	3,440
Other non-current assets	2,229	2,071

Total assets	$22,424	$22,185

Liabilities and Equity:
Current liabilities:
Accounts payable, accrued expenses and other current liabilities	$2,362	$2,296

Total current liabilities	2,362	2,296

Non-current liabilities:
Borrowings	7,207	7,206
Other liabilities	1,077	1,120
Redeemable noncontrolling interests	193	188
Commitments and contingencies
Equity:
Class A common stock, $0.01 par value	3	3
Class B common stock, $0.01 par value	2	3
Additional paid-in capital	8,949	9,098
Retained earnings	2,795	2,461
Accumulated other comprehensive loss	(228)	(226)

Total Fox Corporation stockholders’ equity	11,521	11,339
Noncontrolling interests	64	36

Total equity	11,585	11,375

Total liabilities and equity	$22,424	$22,185

EARNINGS RELEASE FOR THE QUARTER SEPTEMBER 30, 2022

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended September 30,
	2022	2021

	$ Millions
Operating Activities:
Net income	$613	$708
Adjustments to reconcile net income to cash provided by operating activities
Depreciation and amortization	99	79
Amortization of cable distribution investments	4	5
Equity-based compensation	7	15
Other, net	76	(69)
Deferred income taxes	104	168
Change in operating assets and liabilities, net of acquisitions and dispositions
Receivables and other assets	(260)	(174)
Inventories net of programming payable	(333)	(499)
Accounts payable and accrued expenses	(127)	(171)
Other changes, net	87	(33)

Net cash provided by operating activities	270	29

Investing Activities:
Property, plant and equipment	(74)	(53)
Acquisitions, net of cash acquired	—	(75)
Proceeds from dispositions, net	—	82
Purchase of investments	(31)	(29)
Other investing activities, net	(13)	—

Net cash used in investing activities	(118)	(75)

Financing Activities:
Repurchase of shares	(250)	(250)
Dividends paid and distributions	(147)	(150)
Sale of subsidiary noncontrolling interest	25	—
Other financing activities, net	(30)	(29)

Net cash used in financing activities	(402)	(429)

Net decrease in cash and cash equivalents	(250)	(475)
Cash and cash equivalents, beginning of year	5,200	5,886

Cash and cash equivalents, end of period	$4,950	$5,411

EARNINGS RELEASE FOR THE QUARTER SEPTEMBER 30, 2022

NOTE 1 – ADJUSTED NET INCOME AND ADJUSTED EPS

The Company uses net income and earnings per share (“EPS”) attributable to Fox Corporation stockholders excluding net income effects of Impairment and restructuring charges, adjustments to Equity (losses) earnings of affiliates, Other, net, and tax provision adjustments (“Adjusted Net Income” and “Adjusted EPS” respectively) to evaluate the performance of the Company’s operations exclusive of certain items that impact the comparability of results from period to period.

Adjusted Net Income and Adjusted EPS may not be comparable to similarly titled measures reported by other companies. Adjusted Net Income and Adjusted EPS are not measures of performance under GAAP and should be considered in addition to, and not as substitutes for, net income attributable to Fox Corporation stockholders and EPS as reported in accordance with GAAP. However, management uses these measures in comparing the Company’s historical performance and believes that they provide meaningful and comparable information to management, investors and equity analysts to assist in their analysis of the Company’s performance relative to prior periods and the Company’s competitors.

The following table reconciles net income and EPS attributable to Fox Corporation stockholders to Adjusted Net Income and Adjusted EPS for the three months ended September 30, 2022 and 2021:

	Three Months Ended
	September 30, 2022		September 30, 2021
	Income	EPS	Income	EPS

	$ Millions, except per share data
Net income	$613		$708
Less: Net income attributable to noncontrolling interests	(8)		(7)

Net income attributable to Fox Corporation stockholders	$605	$1.10	$701	$1.21
Other, net[5]	77	0.14	(68)	(0.12)
Tax provision	(12)	(0.02)	9	0.02
Rounding	—	(0.01)	—	—

As adjusted	$670	$1.21	$642	$1.11

[5]	Other, net presented above excludes Equity losses of affiliates.

EARNINGS RELEASE FOR THE QUARTER SEPTEMBER 30, 2022

NOTE 2 – ADJUSTED EBITDA

Adjusted EBITDA is defined as Revenues less Operating expenses and Selling, general and administrative expenses. Adjusted EBITDA does not include: Amortization of cable distribution investments, Depreciation and amortization, Impairment and restructuring charges, Interest expense, net, Other, net and Income tax expense.

Management believes that information about Adjusted EBITDA assists all users of the Company’s Unaudited Consolidated Financial Statements by allowing them to evaluate changes in the operating results of the Company’s portfolio of businesses separate from non-operational factors that affect net income, thus providing insight into both operations and the other factors that affect reported results. Adjusted EBITDA provides management, investors and equity analysts a measure to analyze the operating performance of the Company’s business and its enterprise value against historical data and competitors’ data, although historical results, including Adjusted EBITDA, may not be indicative of future results (as operating performance is highly contingent on many factors, including customer tastes and preferences).

Adjusted EBITDA is considered a non-GAAP financial measure and should be considered in addition to, not as a substitute for, net income, cash flow and other measures of financial performance reported in accordance with GAAP. In addition, this measure does not reflect cash available to fund requirements and excludes items, such as depreciation and amortization and impairment charges, which are significant components in assessing the Company’s financial performance. Adjusted EBITDA may not be comparable to similarly titled measures reported by other companies.

The following table reconciles net income to Adjusted EBITDA for the three months ended September 30, 2022 and 2021:

	Three Months Ended September 30,
	2022	2021

	$ Millions
Net Income	$613	$708
Add:
Amortization of cable distribution investments	4	5
Depreciation and amortization	99	79
Interest expense, net	68	97
Other, net	76	(69)
Income tax expense	232	244

Adjusted EBITDA	$1,092	$1,064